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                                                                    EXHIBIT 99.5

                             [DIGITAL BRIDGE LOGO]

               DEVELOPMENT, MAINTENANCE, AND MANAGEMENT AGREEMENT

This Website Development, Maintenance, and Management Agreement ("Agreement") is entered into by and between Garra Sciences, Inc. ("Client"), a Delaware corporation based in Phoenix, Arizona, and Digital Bridge, Inc. ("DGBI") a Nevada corporation based in Phoenix, Arizona, on the _____ Day of April 2001 (the "Effective Date").

RECITALS

I. DGBI is in the business of providing business management services, Web site design, development, and maintenance services, and on-line publishing and interactive services;

II. Client desires to retain DGBI to provide certain business management services, and to design, develop, implement, maintain, and host an Internet Web site, and DGBI desires to so contract with Client, in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions as set forth herein, and other valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                   AGREEMENTS

SECTION 1.     DEFINITIONS

1.1 DEFINITIONS: The parties agree that, for the purposes of this Agreement, the following terms shall have the following meanings:

         (a) CLIENT CONTENT means any and all text, database files and records, images, video, audio (including, without limitation, music used in time relation with text, images, or video), and all other data provided by Client to be incorporated into the Web Site, as listed on Schedule "C."

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         (b)  DEVELOPMENT SCHEDULE means that schedule set forth in Schedule "B"
              to this Agreement, which lists the Deliverables and the deadlines for their delivery.

         (c) DGBI TOOLS means the software tools of general application, whether owned or licensed to DGBI, which are used to develop the Web Site.

         (d) ENHANCEMENTS mean any improvements to the Web Site to implement new features or add new material. Enhancements shall include modifications to the Web Site Content to make the Web Site operate on a Server System other than that provided by or through DGBI.

         (e) ERROR means any failure in the Web Site: (i) to meet the Specifications and/or (ii) to operate with the Server System, that is attributable to the DGBI.

         (f) FINAL VERSION means a non-copy protected, unencrypted, and fully paid-for disk master of the final version of the Web Site, recorded in executable form on the specified medium with any necessary supporting software and data, (except for Server Software), as to which all development work hereunder, and corrections to the Beta Version, have been completed and which meets the Specifications.

         (g) LOAD EXPECTATION means the expected number of users of the Web Site per day. To the extent that this Agreement provides for any e-commerce or database elements contained within the Web Site, DGBI and Client shall agree upon a Load Expectation to which the e-commerce and database elements shall be designed. The Load Expectation shall be set forth in Exhibit "A."

         (h) SOURCE CODE means the code, documentation, notes and other material which are produced or created by DGBI during the development of the Web Site and which are not necessary for the operation or maintenance of the Web Site. Source code shall include all Java source code, all C++ source code, all Visual Basic source code and all other similar source code that is ordinarily not distributed as part of a compiled executable file.

         (i) SPECIFICATIONS means the specific elements that make up the Web Site which are set forth in Schedule "A."

         (j) WEB SITE CONTENT means (i) the graphic user interface, text, images, music and other material of the Web Site developed by DGBI under this Agreement which is visible to World Wide Web browsers and (ii) software (including, without limitation, cgi scripts, perl scripts, java applets, ActiveX components, but not including any Source Code) developed by DGBI under this Agreement to implement the Web Site. Web Site Content shall not include Source Code or DGBI Tools.

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         (k)  WEB SITE means the site to be developed for Client on the graphic portion of the Internet known as the World Wide Web, which is described in the Specifications.

SECTION 2. MANAGEMENT SERVICES

2.1 MANAGEMENT SERVICES: Immediately upon the execution of this Agreement, and for a period of two (2) years thereafter (or until such time as Client's Board of Directors deems such services to be unnecessary), DGBI shall provide Client with the following Management Services (collectively, the "Services"), which are intended to be equivalent (or supplemental) to those provided by: (1) V.P. of Finance and Strategic Planning; (2) V.P. of Marketing; (3) V.P. of Sales; (4) V.P. of Business Development; (5) V.P. of Operations; (6) V.P. of Corporate Services, and (7) Creative Director.

         (a) BUSINESS CASE ANALYSIS AND IMPLEMENTATION SERVICES: DGBI shall create a detailed business plan, which shall include a detailed Executive Summary, product assessment, market analysis, marketing plan, financial pro-formas, and other matters normally associated with sophisticated business plans.

         (b) DEVELOPMENT OF CORPORATE STRATEGY: DGBI shall develop the core components and structure of a corporate strategy for Client. Elements of the corporate strategy shall be incorporated into the business plan and investment presentations. Elements of the recommended corporate strategy to be delivered by DGBI are as follows:

              (i) COMPETITIVE ANALYSIS: DGBI shall identify key competitors, competing products, and competitors' market focus and market share. DGBI shall also develop a competitor matrix and identify Client's core competencies in light of the competitive analysis.

              (ii) EVALUATION OF MARKET POTENTIAL: DGBI shall develop a
                   comprehensive definition of Client's current target market, assess future market growth by geographical region and industry, and identify potential strategic alliances and partners.

              (iii)FINANCIAL ANALYSIS AND VALUATION: DGBI shall determine
                   Client's current financial requirements and prepare financial projections for a minimum of three (3) years. Further, DGBI shall evaluate Client's funding requirements over time in the context of its long-term market goals.

         (c) JOINT VENTURE AND STRATEGIC ALLIANCE ANALYSIS SERVICES: DGBI shall utilize its extensive industry network connections to seek out and negotiate joint

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              ventures and strategic alliances (in accordance with the corporate strategy) so as to rapidly increase the market presence and overall revenue potential of Client.

         (d) INVESTMENT PRESENTATION PREPARATION SERVICES: DGBI shall prepare investment presentations, including computer slide presentations, Internet flash presentations, and written materials tailored to specific investor groups on a continual basis throughout the term of this Agreement.

         (e) BUSINESS DOCUMENT PREPARATION SERVICES: DGBI shall provide Client with any and all business contracts required by Client to conduct the business throughout the term of this Agreement (i.e., Letters of Intent, Joint Venture Agreements, Sales Distribution Agreements, Service Agreements, Subscription Agreements, licenses, etc.). DGBI shall draft and present all such documents following consultation with Client executive management concerning the nature of the business arrangement that is the subject of the document.

              (1) NO LEGAL ADVICE OR REPRESENTATION: Although DGBI shall be utilizing the services of licensed attorneys to provide the aforementioned Business Document Preparation Services, Client understands and agrees that neither DGBI, nor its attorneys, shall be providing Client with legal advice, services, or representation by or through this Agreement or in any other manner whatsoever. DGBI is only acting as a scrivener, drafting documents in accordance with Client's instructions. Client is solely responsible for the substantive contents of any document, and DGBI, together with its officers, shareholders, agents, attorneys, and assigns, hereby disclaims any and all liability that may be associated with the preparation or presentation thereof.

         (f) ACCOUNTING, BOOKKEEPING, AND FINANCIAL SERVICES: DGBI shall provide Client with any and all required accounting, bookkeeping, and similar financial services. DGBI shall provide the required services in accordance with GAAP, and shall provide financial reports to Client's Board of Directors in accordance with a schedule to be established thereby. DGBI shall also arrange for and coordinate Client's annual audit in conjunction with Client's audit committee.

         (g) CORPORATE BRANDING SERVICES: DGBI shall create logos, slogans, and other trademarks and servicemarks on behalf of Client. It is understood and agreed that all trademarks and servicemarks created by DGBI for Client in accordance with this Agreement shall become the intellectual property of Client once selected.

         (h) MARKETING MATERIALS: DGBI shall be responsible for the creation of all outbound marketing materials (one-sheets, business cards, collateral packages,

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              b2b program sendouts, etc.). The nature and extent of all such material shall be subject to the mutual agreement of the parties.

         (i) MARKETING CAMPAIGN: DGBI shall conduct a survey of Client's niche market, analyze the results and devise a strategy for broadcasting and target marketing Client as a company and a product. It is understood and agreed that this process may involve certain outside parties, including those who conduct surveys, publish demographic information or otherwise assist DGBI in providing services that are not inherently part of DGBI operations.

2.2 ADMINISTRATIVE AND CLERICAL PERSONNEL: Following the execution of this Agreement and for a period of two (2) years thereafter, DGBI shall provide Client with a sufficient number of administrative and clerical personnel necessary to conduct those day-to-day operations of Client's business that are managed by DGBI in accordance with this Agreement as detailed in Attachment One attached hereto and by this reference incorporated herein. It is understood and agreed that Attachment One details the DGBI personnel conducting the day-to-day operations of Client's business , and the specific duties of each person. It is further understood and agreed that, from time to time following the execution of this Agreement, DGBI may be required to retain additional personnel (and increase the Monthly Service Fee set forth in Section 5) to carry out its obligations hereunder. DGBI shall first obtain approval from Client before increasing the Monthly Service Fee to cover any additional personnel.

2.3 OFFICE FACILITIES: Following the execution of this Agreement and for a period of two (2) years thereafter, DGBI shall provide Client with office space and equipment within the DGBI facility in Phoenix, Arizona sufficient to conduct Client's business operations being managed by DGBI, as detailed in Attachment One. For so long as DGBI provides Client with office facilities, Client may set forth the DGBI address as Client's headquarters and permanent place of business. The minimum amount of facilities and space provided is set forth in Attachment One to this Agreement.

SECTION 3.     DEVELOPMENT AND DELIVERY

3.1 DEVELOPMENT & PROGRESS REPORTS. DGBI shall use its best efforts to develop each Deliverable in accordance with the Specifications. On a regular basis following execution of this Agreement and prior to delivery of the Final Version of the Web Site, DGBI shall orally report to Client on the status of development of the Web Site. This oral report shall include a status report on the work completed and problems encountered relating to development and testing of the Web Site. In addition, DGBI shall contact Client's representative promptly upon discovery of any event or problem that will materially delay development work.

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3.2           DELIVERY. DGBI shall deliver all Deliverables for the Web Site within the times specified in the Development Schedule and in accordance with the Specifications.

3.3 MANNER OF DELIVERY. Deliverables shall be delivered to Client via a digital medium accessible by the Client.

3.4 DELIVERY OF SOURCE MATERIALS. DGBI shall deliver the Source Materials to Client upon delivery of the Final Version of the Web Site.

3.5 TESTING AND ACCEPTANCE PROCEDURES. All Deliverables shall be tested by DGBI and all necessary corrections as a result of such testing shall be made prior to delivery to Client. Upon receipt of a Deliverable, Client shall have a period of ten (10) days within which to test the item (the "Acceptance Period") and to notify DGBI in writing of its acceptance or rejection based on its test results with respect thereto. If Client has not given notice of rejection within the Acceptance Period, the Deliverable will be deemed accepted. All work performed on a Deliverable after the Deliverable is accepted by the Client shall be at an additional cost to Client. Upon acceptance of the Deliverable, payment shall be due in accordance with this Agreement.

3.6 REJECTION RIGHTS. Client may reject a Deliverable only on the basis that it does not comply with the Specifications. Changes to Deliverables which comply with the Specifications can only be made after Client accepts the Deliverable and agrees to a written modification of this Agreement to compensate DGBI for the work necessary to incorporate such changes and to alter, if necessary, the Development Schedule.

3.7 REJECTION AND CORRECTION PROCEDURES. If the Client properly rejects a Deliverable, DGBI shall, within fifteen (15) days of such notice (or such longer period as Client may allow), submit, at no additional charge, a revised Deliverable in which all Errors have been corrected. DGBI shall be under no obligation to correct a rejected Deliverable if DGBI determines that the failure of the Deliverable is due to an element (technical or otherwise) outside of DGBI's control, in which case, the Client shall be responsible for directing the removal of the element that caused the Error in the Deliverable. Upon delivery of the corrected Deliverable, Client shall have an additional ten (10) days to test the Deliverable and either (1) accept it (making the payment(s) called for herein; or (2) reject the Deliverable again and repeat the Rejection and Correction Procedures set forth in this Section 3.7. In the event that Client determines that the Deliverable continues to include Errors after three (3) attempts at correction by the DGBI, Client may terminate this Agreement. Upon such termination, Client shall return the Deliverable and all copies thereof, to DGBI.

SECTION 4.    OTHER OBLIGATIONS OF DGBI

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4.1      WEB SITE WARRANTY - VOID FOR EXCEEDING LOAD EXPECTATION. DGBI
         represents and warrants that the Web Site (1) will be free of defects in workmanship in all material respects; (2) will conform in all respects to the functional and other descriptions contained in the Specifications; (3) will be fully functional and all features will be controllable and updateable by Client; and (4) will perform its designated functions in a commercially reasonable manner. For a period of one year after the date of acceptance of the Final Version by the Client (the "Warranty Period"), DGBI agrees to fix, at its own expense, any Errors.

4.2 WARRANTY DISCLAIMER. EXCEPT AS STATED IN SECTION 8.1, DGBI DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OF THIRD PARTY RIGHTS AND FITNESS FOR A PARTICULAR PURPOSE.

4.3 WEB SITE SUPPORT. DGBI also agrees to provide client with the support services stated in Schedule "D" to maintain and update the Web Site on the World Wide Web at the cost to Client stated in Schedule "D." The costs for the support services set forth in Schedule "D" shall be valid for a period of two (2) years from the date Client accepts the Final Version of the Web Site. Thereafter, Client and DGBI may negotiate a new cost structure for the support services. If Client and DGBI are unable to agree upon a new cost structure, DGBI will continue to provide the support services to Client at One hundred and ten percent (110%) of the costs listed on Schedule "D" for a period not to exceed six (6) months, at which time, if the parties have not agreed upon a new cost structure, Client's Web Site will no longer be supported by DGBI.

4.4 WEB SITE ENHANCEMENTS. DGBI understands and agrees that Client will require continual modifications and/or enhancements to the Web Site in excess of or in addition to those modifications provided for under Web Site Support in Section 4.3, and agrees to provide Client with the appropriate time, attention, and resources as are necessary to ensure that requested modifications and/or enhancements are completed in a timely fashion. Client shall submit to DGBI in writing a list of the proposed modifications and/or enhancements and all relevant specifications therefor. DGBI shall have ten (10) days from the date of receipt of such written list to provide Client with a proposed cost and schedule for the modifications and/or enhancements. Client may not contract with any third party to perform modifications and/or enhancements to the Web Site until DGBI has submitted its proposed cost and schedule. Thereafter, should Client elect to enter into an agreement with a third party to perform the modifications and/or enhancements to the Web Site, then all warranties provided herein shall become void, and DGBI shall have no further obligation to provide any services to Client, including, but not limited to, any of the support services set forth in Section 4.3. In such event, Client shall have three (3) months to move the Web Site to another WSP.

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SECTION 5.     PROPRIETARY RIGHTS

5.1 CLIENT'S OWNERSHIP RIGHTS. DGBI acknowledges and agrees that except as stated in Section 5.5, and only after DGBI's receipt of all sums due to DGBI for the development of the Final Version of the Web Site, the Web Site Content and Documentation, including, but not limited to images, graphic user interface, and any documentation and notes associated with the operation and maintenance of the Web Site are and shall be the property of Client. Title to all intellectual property rights, other than rights to the Source Code, including, but not limited to, copyrights, trademarks, patents and trade secrets in the Web Site Content and Documentation is with, and shall remain with Client.

5.2 DGBI'S OWNERSHIP RIGHTS. Client acknowledges and agrees that except as stated in Section 5.6, the Source Code and the DGBIs Tools are and shall be the property of DGBI. Title to all intellectual property rights, other than rights to the Web Site Content and Documentation, including, but not limited to, copyrights, trademarks, patents and trade secrets in the Source Code and DGBIs Tools is with, and shall remain with, DGBI. DGBI hereby grants to Client and its respective successors and assigns, a worldwide, royalty-free perpetual license to re-use the Source Code and DGBIs Tools as necessary in connection with other Website development projects, provided that Client shall offer DGBI with the opportunity to provide development services in connection with such projects.

5.3 DGBI'S OWNERSHIP OF COMPONENTS. Client will retain copyright ownership of all compiled elements of the Web Site including, but not limited to all Java applets, Java applications, C++ applications, Visual Basic Applications, database applications, etc. and of the following
         material:        N/A       ("DGBI Retained Components"). However, DGBI
         hereby grants to Client a royalty-free, worldwide, perpetual, irrevocable, nonexclusive license, to use, reproduce, distribute, customize, publicly perform and publicly display the DGBI Retained Components on the Web Site and on other Website projects initiated by Client. Client shall not have the right to resell or sublicense the DGBI Retained Components to any third party unrelated to Client (unless such party is a successor to Client's business).

5.4 CLIENT'S OWNERSHIP OF COMPONENTS. Client will retain copyright ownership of the following material: All client provided Client Content, all music, art or similar material provided by Client ("Client Retained Components"). However, Client grants to DGBI a royalty-free, worldwide, perpetual, irrevocable, nonexclusive license, with the right to sublicense through multiple tiers of sublicensees, to use, reproduce, distribute, modify, publicly perform and publicly display the Client Retained Components by and through the Web Site.

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5.5      LICENSE TO WEB SITE CONTENT AND CLIENT CONTENT. Client grants to DGBI a nonexclusive, worldwide license to reproduce and modify Client Content and the Web Site Content to develop and maintain the Web Site.

5.6 CLIENT'S DOMAIN NAME. Client's domain names shall remain the sole property of Client. DGBI acknowledges that DGBI has no right to use Client's domain names other than in connection with the Web Site development and maintenance project covered in this Agreement.


SECTION 6. PAYMENT

6.1 PAYMENT FOR MANAGEMENT SERVICES: In consideration for the performance by DGBI of the Management Services set forth in this Agreement, Client shall pay DGBI as follows:

         (a) MONTHLY SERVICE FEE: In partial consideration for the ongoing services to be provided by DGBI pursuant to Section 2 of this Agreement, Client shall pay DGBI a Monthly Service Fee of Ninety Three Thousand Dollars ($93,000) in cash based upon the personnel outlay set forth in Attachment One attached hereto and by this reference incorporated herein, which shall be due and payable in advance to DGBI on or before the fifth (5th) day of each month in which such ongoing Services are rendered (or immediately upon receipt of an invoice for said Services). The first Monthly Service Fee shall be due on or before the fifth day of the month following that in which this Agreement is executed.

         (b) FACILITIES FEE: DGBI shall provide the office facilities set forth in Section 2.3 of this Agreement as detailed in Attachment One in consideration for payment of a Facilities Fee in the amount of $25,000. The Facilities Fee shall be invoiced with the Monthly Service Fee, and shall be payable by Client concurrently therewith.

6.2 PAYMENT FOR DEVELOPMENT SERVICES: In consideration for the performance by DGBI of the Development Services set forth in this Agreement, Client shall pay DGBI as follows:

         (a) CASH PAYMENT: All work performed by DGBI's employees and consultants in connection with the development of the Final Version of the Web Site shall be billed at the flat rate of Three Hundred Fifty Thousand Dollars ($350,000.00) (the "Development Fee").

              (i) PAYMENT TERMS: DGBI and Client agree to the following
                  terms for the payment of the Development Fee:

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                  (1)      The sum of Two Hundred thousand dollars ($200,000.00)
                           shall be due and payable within thirty (30) days following the execution of this Agreement; and

                  (2) The remainder of the amount due ($150,000) shall be due and payable upon delivery and acceptance of the Final Version.

6.3 WEB SITE SUPPORT AND MAINTENANCE FEES. Following the delivery and acceptance of the Final Version of the Web Site, DGBI shall provide Client with Web Site Support and Maintenance Services as set forth in Schedule "D" attached hereto and by this reference incorporated herein. All Web Site Support and Maintenance work shall be billed to Client as set forth in Schedule "D".

6.4 TAXES. Client shall be responsible for the payment of all sales, use and similar taxes.

6.5 EXPENSES. Client shall promptly reimburse DGBI for the following: (i) all reasonable travel and out-of-pocket expenses incurred by DGBI while providing services pursuant to this Agreement and approved in advance by Client. Client shall only be required to reimburse DGBI for the above costs and expenses once it has received from DGBI appropriate documentation for such expenses.


SECTION 7. CONFIDENTIALITY

7.1 CONFIDENTIAL INFORMATION. The terms of this Agreement, the Source Materials and technical and marketing plans or other sensitive business information, including all materials containing said information, which are supplied by Client to DGBI or developed by DGBI in the course of developing the Web Site is the confidential information ("Confidential Information") of Client.

7.2 RESTRICTIONS ON USE. DGBI agrees that, except as authorized in writing by Client: (i) DGBI will preserve and protect the confidentiality of all Confidential Information; (ii) DGBI will not disclose to any third party, the existence, source, content or substance of the Confidential Information or make copies of Confidential Information; (iii) DGBI will not deliver Confidential Information to any third party, or permit the Confidential Information to be removed from DGBI's premises; (iv) DGBI will not use Confidential Information in any way other than to develop the Web Site as provided in this Agreement; (v) DGBI will not disclose, use, or copy any third party information or materials received in confidence by DGBI for purposes of work performed under this Agreement; and (vi) DGBI shall require each of its employees who work on or have access to the Confidential Information to sign a suitable confidentiality and assignment agreement and be advised of the confidentiality and other applicable provisions of this Agreement.

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7.3      LIMITATIONS. Information shall not be considered to be Confidential
         Information if DGBI can demonstrate that it (i) is already or otherwise becomes publicly known through no act of DGBI; (ii) is lawfully received from third parties subject to no restriction of confidentiality; (iii) can be shown by DGBI to have been independently developed by it without use of the Confidential Information; or (iv) is authorized in writing by Client to be disclosed, copied or used.

SECTION 8. WARRANTIES, COVENANTS AND INDEMNIFICATION

8.1 WARRANTIES AND COVENANTS OF DGBI. DGBI represents, warrants and covenants to Client the following:

         a. DGBI has the full power and authority to enter into this Agreement and perform the services provided for herein, and that such ability is not limited or restricted by any agreements or understanding between DGBI and other persons or entities;

         b. Any information or materials developed specifically for, or any advice provided to Client pursuant to this Agreement shall not rely or in any way be based upon confidential or proprietary information or trade secrets obtained or derived by DGBI from sources other than Client, unless DGBI has received specific authorization to use such proprietary information or trade secrets;

         c. The use of the DGBI Tools in the Web Site Content and Documentation does not and will not violate the rights of any third parties, including but not limited to, copyrights, trade secrets, trademarks, publicity, privacy and patents;

         d. DGBI's performance of this Agreement will not conflict with any other contract to which DGBI is bound, and while developing the Web Site, DGBI will not engage in any consulting services or enter into any agreement in conflict with this Agreement;

         e. The Web Site Content and Documentation will be created by DGBI's employees during the course of their employment, or independent contractors who assigned all right, title and interest worldwide in their work to DGBI, who are also subject to the same non-disclosure obligations as the DGBI;

         f. DGBI is the owner of all right, title and interest to the tangible forms of the Web Site Content and Documentation and all intellectual property rights protecting them. The Web Site Content and Documentation and the

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                  intellectual property rights protecting them are free and
                  clear of all encumbrances, including, without limitation, security interests, liens, charges, or other restrictions;

         g. The Web Site Content and Documentation are not in the public domain.

8.2 WARRANTIES AND COVENANTS OF CLIENT. Client represents, warrants and covenants to DGBI the following:

         a. Client has the full power and authority to enter into this Agreement and perform those acts required of it herein, and that such ability is not limited or restricted by any agreements or understanding between Client and other persons or entities;

         b. Any information or materials provided to DGBI pursuant to this Agreement shall not rely or in any way be based upon confidential or proprietary information or trade secrets obtained or derived by Client from third party unless Client has received specific authorization to use such proprietary information or trade secrets;

         c. The use, public display, public performance, reproduction, distribution, or modification of any Client Content licensed to DGBI does not and will not violate the rights of any third parties, including, but not limited to, copyrights, trade secrets, trademarks, publicity, privacy and patents;

         d. Client's performance of this Agreement will not conflict with any other contract to which Client is bound, and during the term of this Agreement, Client will not engage in any consulting services or enter into any agreement in conflict with this Agreement.

8.3 DGBI'S INDEMNITY. DGBI agrees to indemnify, defend and hold harmless Client and its directors, officers, employees, and agents from and against all claims, defense costs (including reasonable attorneys' fees), judgments and other expenses arising out of or on account of claims arising out of the following circumstances:

         a. alleged infringement or violation of any trademark, copyright, trade secret, right of publicity or privacy (including but not limited to defamation), patent or other proprietary right with respect to the Web Site Content or Documentation unless based upon the use of the Client Content;

         b. any use of confidential or proprietary information or trade secrets DGBI has obtained from sources other than Client;

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         c.       any negligent act or omission of DGBI in the performance of this Agreement;

         d. the breach of any covenant or warranty set forth in Section 9.1, above.

8.4 CLIENT'S INDEMNITY. Client agrees to indemnify, defend and hold harmless DGBI and its directors, officers, employees, sublicensees and agents from and against all claims, defense costs (including reasonable attorneys' fees), judgments and other expenses arising out of or on account of claims arising out of the following circumstances:

         a. alleged infringement or violation of any trademark, copyright, trade secret, right of publicity or privacy (including but not limited to defamation), patent or other proprietary right with respect to the Web Site Content or Documentation which is based upon the use of the Client Content;

         b. any use of confidential or proprietary information or trade secrets DGBI has obtained from Client;

         c. any negligent act, omission or will conduct of Client in the performance of this Agreement;

         d. the breach of any covenant or warranty set forth in Section 9.2, above.


SECTION 9. TERM AND TERMINATION

9.1 TERM: The term of this Agreement shall begin immediately following the date of execution hereof. The initial term hereof shall be two (2) years (the "Initial Term"). Unless Client dictates otherwise in writing within ninety (90) days prior to the expiration of the Initial Term, this Agreement shall be automatically renewed thereafter for additional two (2) year terms (the "Renewal Terms") following the expiration of the previous term.

         (a) FEE STRUCTURE: Fees for ongoing services provided shall remain fixed for each term; however, the Parties shall agree in writing on a fee structure for each Renewal Term, which fee structure shall serve as an addendum to this Agreement. Should the Parties fail to agree to a new fee structure, the fee structure utilized in the previous term shall apply, with an increase of no more than five percent (5%).

9.2 TERMINATION: This Agreement shall terminate upon the occurrence of any one or more of the following events:

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         (a)  Either party fails to timely and properly perform any material covenant, agreement, obligation, term, or condition contained herein, and such failure continues for a period of sixty (45) days after receipt by the defaulting party of written notice thereof from the other party. The forty five (45) day cure period shall not apply if the failure to perform is not capable of being cured. It is understood and agreed that a failure on the part of Client to provide DGBI with requested information necessary to complete a deliverable item called for under this Agreement will not constitute a breach by DGBI of any of its obligations hereunder.

         (b) Upon the institution by or against DGBI or Client of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the debts of either party; (ii) upon either party making an assignment for the benefit of its creditors; or
              (iii) upon either party's dissolution. Notwithstanding the foregoing, any sums due to DGBI from Client that are unpaid at the time of the act triggering termination under this subsection shall remain due and payable and shall become a claim against Client or Client's estate.

9.3 CONSEQUENTIAL DAMAGES: Under no circumstance shall either party be liable to the other for lost profits, revenues, savings, or data, and any other consequential, indirect, special, or incidental damages that may arise from that a breach or default of the terms of this Agreement, including any damages which may arise under any indemnities provided by either party under this Agreement.


SECTION 10. GOVERNING LAW AND DISPUTE RESOLUTION

10.1 ARBITRATION. Any dispute between DGBI and Client which relate to or arise out of this Agreement, shall be resolved by binding arbitration in conducted by JAMS/Endispute and otherwise in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except as otherwise mandated by law or governmental regulation. Any such arbitration shall occur in Phoenix, Arizona. The fees and expenses of the arbitrator for any arbitration under this Agreement shall be paid by the losing party. Such arbitration shall be in lieu of either party's rights to assert any claim, demand or suit in any court action. However, notwithstanding the foregoing, either party may institute court action solely for the purpose of obtaining injunctive relief.

10.2 GOVERNING LAW; VENUE. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Arizona, and all claims and/or lawsuits in connection with this Agreement must be brought in Maricopa County, Arizona.

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SECTION 11. MISCELLANEOUS PROVISIONS

11.1 NOTICES. For purposes of all notices and other communication required or permitted to be given hereunder, the address of the parties hereto shall be indicated below. All notices shall be in writing and shell be deemed to have been duly given if sent by facsimile, the receipt of which is confirmed by return facsimile, or sent by first class registered or certified mail or the equivalent, return receipt requested, addressed to the parties at their last known addresses.

11.2 ENTIRE AGREEMENT. This Agreement, including the attached Schedules which are incorporated herein by reference as though fully set out, contains the entire understanding and agreement of the parties with respect to the subject matter contained herein, supercedes all prior oral or written understandings and agreements relating thereto except as expressly otherwise provided, and may not be altered, modified or waived, in whole or in part, except in writing, signed by duly authorized representatives of the parties.

11.3 FORCE MAJEURE. Neither party shall be held responsible for damages caused by any delay or default due to any contingency beyond its control preventing or interfering with performance hereunder.

11.4 SEVERABILITY. If any provision of this Agreement shall be held by a court of competent jurisdiction or by an arbitrator to be contrary to law, the remaining provisions shall remain in force and effect as if said provision never existed.

11.5 ASSIGNMENT. This Agreement is personal to DGBI and Client. Neither DGBI nor Client may sell, transfer, sublicense, hypothecate or assign its rights and duties under this Agreement without the written consent of the other party. No right of DGBI or Client hereunder shall devolve by operation of law or otherwise upon any receiver, liquidator, trustee or other party. This Agreement shall innure to the benefit of DGBI and Client, together with their respective successors and assigns.

11.6 WAIVER AND AMENDMENT. No waiver, amendment or modification of any provision of this Agreement shall be effective unless consented to by both parties in writing. No failure or delay by either party in exercising any rights, power or remedy under this Agreement shall operate as a waiver of such right, power or remedy.

11.7 AGENCY. The parties to this Agreement are separate and independent legal entities. DGBI is performing services for Client as an independent contractor. Nothing contained herein shall be deemed to constitute either DGBI or Client as agent, representative, partner, joint venturer, or employee of the other party for any purpose. Neither party has the authority to bind the other to incur any liability on behalf of the other, nor to direct the employees of the other. DGBI is an independent contractor,

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         not an employee of Client. No employment relationship is created by this Agreement. DGBI shall retain independent professional status throughout this Agreement and shall use its own discretion in performing the tasks assigned.

11.8 COUNTERPARTS. This Agreement may be executed in counterparts, with each signed original being a full and legal original agreement.

11.9 LIMITATIONS ON LIABILITY; REMEDIES. EXCEPT AS PROVIDED FOR IN SECTION 8, ABOVE WITH RESPECT TO INDEMNIFICATION, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE, INCLUDING, WITHOUT LIMITATION, THE BREACH OF THIS AGREEMENT OR ANY TERMINATION OF THIS AGREEMENT, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF EITHER PARTY HAS WARNED OR BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.

IN WITNESS WHEREOF, this Agreement is executed as of the Effective Date set forth above.

GARRA SCIENCES INC.                    DB CAPITAL MANAGEMENT, INC.

BY:__________________________________  BY:__________________________________

NAME:_______________________________   NAME:_______________________________

TITLE:________________________________ TITLE:________________________________

DATE:________________________________  DATE:________________________________



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                              SCHEDULE OF EXHIBITS

ATTACHMENT 1:             PERSONNEL, FACILITIES, AND EQUIPMENT
EXHIBIT A:                SPECIFICATIONS/PROJECT PLAN
EXHIBIT B:                DEVELOPMENT AND PAYMENT SCHEDULE
EXHIBIT C:                CLIENT CONTENT
EXHIBIT D:                SUPPORT AND MAINTENANCE SERVICES AND FEES


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